SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 6, 2010

BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3555 Farnam Street Omaha, Nebraska	68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 6, 2010, Berkshire Hathaway Finance Corporation (“BHFC”) commenced an underwritten public offering of $750,000,000 aggregate principal amount of its 5.750% Senior Notes due 2040 (the “Fixed Rate Notes”) and $250,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2012 (the “Floating Rate Notes” and together with the Fixed Rate Notes, the “Notes”), under a Registration Statement on Form S-3 (No. 333-164220) (the “Registration Statement”). The Notes, which will be fully and unconditionally guaranteed by Berkshire Hathaway Inc. (“Berkshire”), were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into on January 6, 2010, by and among BHFC, Berkshire, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC (collectively, the “Underwriters”). The Notes will be issued under an Indenture, dated as of December 22, 2003, by and among BHFC, as issuer, Berkshire, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”) (the “Indenture”). The terms of the Notes and the guarantee by Berkshire are further described in the prospectus dated January 6, 2010, filed by BHFC with the Securities and Exchange Commission on January 8, 2010, which description is incorporated herein by reference. The exhibits filed herewith are filed pursuant to the Registration Statement pursuant to Item 601 of Regulation S-K and are included as exhibits to this current report and are incorporated herein by reference. The descriptions of the documents described herein are qualified in their entirety by the full text of such documents, which are filed herewith.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement dated January 6, 2010 by and among Berkshire Hathaway Finance Corporation, Berkshire Hathaway Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC.

4.2	Form of 5.750% Senior Note due 2040.

4.3	Form of Floating Rate Senior Note due 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 12, 2010	BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
	By:	Marc D. Hamburg Senior Vice President and Chief Financial Officer

Exhibit Index

1.1	Underwriting Agreement dated January 6, 2010 by and among Berkshire Hathaway Finance Corporation, Berkshire Hathaway Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC.

4.2	Form of 5.750% Senior Note due 2040.

4.3	Form of Floating Rate Senior Note due 2012.